As filed with the Securities and Exchange Commission on July 1, 1997
                                                 Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          PRECISION STANDARD, INC.
           (Exact name of Registrant as specified in its charter)

           COLORADO                          84-0985295
   (State of Incorporation)           (I.R.S. Employer ID No.)

            1225 17th Street, Suite 1800, Denver, Colorado 80202
                       (Address of Principal Offices)

                          PRECISION STANDARD, INC.
                       NONQUALIFIED STOCK OPTION PLAN
                                     AND
                          PRECISION STANDARD, INC.
             INCENTIVE STOCK OPTION AND APPRECIATION RIGHTS PLAN
                          (Full Title of the Plan)

                          Matthew L. Gold, President
                          Precision Standard, Inc.
                        1225 17th Street, Suite 1800
                           Denver, Colorado 80202
                   (Name and address of Agent for Service)
                               (303) 292-6565
        (Telephone number, including area code of Agent for Service)

                       CALCULATION OF REGISTRATION FEE

                            Proposed     Proposed
 Title of       Amount       maximum maximum aggregate  Amount of
securities       to be   offering price  offering     Registration
Registered    Registered  Per Share(1)    price(1)         Fee

Common Stock
$0.0001 Par
 Value         1,000,000      $1.25     $1,250,000          $397.23

(1) The price of $1.25 per share, which is the last price reported to The Nasdaq Stock Market on June 30, 1997, is set forth solely for purposes of calculating the filing fee.



                      REGISTRATION OF ADDITIONAL SHARES

          The Registrant incorporates by reference the contents of the earlier Registration Statement, No. 33-79676, for the registration of 500,000 additional shares for the Registrant's Nonqualified Stock Option Plan and 500,000 additional shares for the Registrant's Incentive Stock Option and Appreciation Rights Plan which additional shares were approved by the shareholders of the Registrant on May 29, 1996.

Item 8    EXHIBITS.

          4.1 Amended and First Restated Articles of Incorporation of the Company filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 and incorporated herein by reference.

          4.2  Amended and First Restated Bylaws of the Company filed as
               Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 and incorporated herein by reference.

          4.3 Second Amended and Restated Credit Agreement between Precision Standard, Inc. and Bank of America National Trust and Savings Association entered into as of December 31, 1996 filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 and incorporated herein by reference.

          4.4 Second Amended and Restated Senior Subordinated Loan Agreement between Precision Standard, Inc. and Bank of America National Trust and Savings Association entered into as of December 31, 1996 filed as Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 and incorporated herein by reference.

          4.5 Amended and Restated Warrant issued by Precision Standard, Inc. to the Bank of America National Trust and Savings Association entered into as of December 31, 1996 filed as
               Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 and incorporated herein by reference.

          4.6  Precision Standard, Inc. Nonqualified Stock Option Plan

          4.7 Precision Standard, Inc. Incentive Stock Option and Appreciation Rights Plan

          5 Opinion of Gorsuch Kirgis L.L.C. regarding legality of shares being issue.

          23.1 Consent of Coopers & Lybrand L.L.P.

          23.2 Consent of Arthur Andersen LLP

          23.3 Consent of Gorsuch Kirgis L.L.C. (contained in its opinion as Exhibit 5.1).


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 30th day of June, 1997.

                                 PRECISION STANDARD, INC.


                                 By: /s/ Matthew L. Gold
                                    Matthew L. Gold, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                  TITLE                  DATE


    /s/Matthew L. Gold     Chairman, President,     June 30, 1997
     Matthew L. Gold      Chief Executive Officer
                               and Director
                       (Principal Executive Officer)


    /s/Timothy A. RabonVice President and Treasurer June 30, 1997
    Timothy A. Rabon     (Principal Financial and
                            Accounting Officer)


    /s/Donald C. Hannah          Director           June 30, 1997
    Donald C. Hannah


    /s/George E. R. Kinnear II   Director           June 30, 1997
    George E. R. Kinnear II


    /s/J. Ben Shapiro            Director           June 30, 1997
    J. Ben Shapiro, Jr.


    /s/Thomas C. Richards        Director           June 30, 1997
    Thomas C. Richards


                                EXHIBIT INDEX


No.    Description                       Method of Filing

4.6    Precision Standard, Inc.
       Nonqualified Stock
       Option Plan                       Filed herewith electronically

4.7    Precision Standard, Inc.
       Incentive Stock Option
       and Appreciation Rights Plan      Filed herewith electronically

5      Opinion of Gorsuch Kirgis L.L.C.
       regarding legality of shares
       being issued                      Filed herewith electronically

23.1   Consent of Coopers & Lybrand
       L.L.P.                            Filed herewith electronically

23.2   Consent of Arthur Andersen LLP    Filed herewith electronically